UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2020
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 Main Campus Drive
Raleigh, NC 27606
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 27, 2020, Bandwidth Inc. (“Bandwidth”) entered into a First Amendment Agreement (the “First Amendment Agreement”) to the Credit and Security Agreement, dated as of November 4, 2016, as amended and restated as of March 1, 2019 (as amended, the “Credit and Security Agreement”), with KeyBank National Association (“KeyBank”) and Pacific Western Bank (together with KeyBank, the “Lenders”).
The First Amendment Agreement clarifies that Bandwidth will not be required to provide a lien to the Lenders for the proposed acquisition of approximately 40 acres of vacant land located at the southwest quadrant of Reedy Creek Road and Edwards Mill Road in Raleigh, North Carolina (the “Land”). The First Amendment Agreement also amends certain covenant provisions to address and consent to the prior issuance by Bandwidth in February 2020 of $400 million aggregate principal amount of 0.25% convertible senior notes due 2026 (the “Convertible Notes”) and the entry into certain capped call transactions in connection with the offering of the Convertible Notes (the “Capped Calls”). The Lenders agreed that (a) any indebtedness of Bandwidth incurred pursuant to the Convertible Notes will be excluded from the calculation of the financial covenant, (b) the Convertible Notes will not constitute Bandwidth’s “Capital Stock” or other “Equity Interest,” payments of interest or principal, redemptions or required repurchases with respect to the Convertible Notes will not constitute a “Capital Distribution,” and (c) the Capped Calls and the payment of premiums with respect to the Capped Calls (i) will be treated as “Permitted Investments” of Bandwidth and (ii) will not constitute “Indebtedness” or “Restricted Payments” of Bandwidth. Bandwidth agreed that the Convertible Notes will at all times remain unsecured and mature no earlier than five years from the date of issuance. Additionally, the Lenders consented to remove the cash collateral requirement and to terminate the blocked account control agreement entered on February 25, 2020.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the First Amendment Agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment Agreement, dated April 27, 2020
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: April 29, 2020	By:	/s/ Jeffrey A. Hoffman
	Name:	Jeffrey A. Hoffman
	Title:	Chief Financial Officer